EXHIBIT 32
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Ludwig Kuttner, Chief Executive Officer of Hampshire Group, Limited and William
W. Hodge, Chief Financial Officer of Hampshire Group, Limited, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1) the Quarterly Report on Form 10-Q for the quarterly period ended September 27, 2003 which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2) the information contained in the Quarterly Report on Form 10-Q for the quarterly period ended September 27, 2003 fairly presents, in all material respects, the financial condition and results of operations of Hampshire Group, Limited.


Date   November 6, 2003
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/s/ Ludwig Kuttner
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Ludwig Kuttner
Chief Executive Officer


/s/ William W. Hodge
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William W. Hodge
Chief Financial Officer